Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	August 2, 2010
Executive Vice President
And Chief Financial Officer
(310) 481-8484 or
Michelle Ngo
Vice President and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS

SECOND QUARTER FINANCIAL RESULTS

LOS ANGELES, August 2, 2010 – Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its second quarter ended June 30, 2010 with a net loss available to common stockholders of $1.8 million, or $0.04 per share, compared to net income available to common stockholders of $9.1 million, or $0.25 per share, in the second quarter of 2009. Revenues from continuing operations in the second quarter totaled $72.4 million, up from $71.1 million in the prior year’s second quarter. Funds from operations (FFO) for the period totaled $21.7 million, or $0.41 per share, compared to $30.3 million, or $0.79 per share, in the year-earlier period.

For the first six months of 2010, KRC reported net income available to common stockholders of $3.1 million, or $0.05 per share, compared to $16.7 million, or $0.47 per share, in the first half of 2009. Revenues from continuing operations in the six-month period totaled $139.2 million, compared to $143.6 million in the same period of 2009. FFO in the first half of 2010 totaled $47.5 million, or $0.96 per share, compared to $59.3 million, or $1.61 per share, in the first half of 2009.

Results for the second quarter and six months ended June 30, 2010 included a one-time charge of $4.6 million, or $0.09 per share, on the early extinguishment of debt related to the company’s tender offer at par for $150.0 million of its 3.250% exchangeable senior notes, due 2012. The tender offer closed on June 30, 2010. Net income amounts in the second quarter and six months ended June 30, 2009 included a $2.5 million gain from a property disposition. All per share amounts in this report are presented on a diluted basis.

KRC also reported that during the second quarter the company closed on four separate office property acquisitions totaling approximately 1.3 million square feet and $411.4 million.

On May 26, 2010, the company closed on the acquisition of 303 Second Street, a 732,000 square foot office project in the South Financial District of San Francisco for approximately $233.3 million. The project was 89.7% occupied at June 30, 2010.

On June 18, 2010, the company purchased a 99,000 square-foot office building, with entitlement rights for additional potential development, for approximately $22.3 million. The building and land site are located in the immediate vicinity of Children’s Hospital of Orange County in the city of Orange. The building is currently 100.0% occupied by a single tenant.

On June 24, 2010, the company purchased 2211 Michelson Drive, a premier, LEED certified silver, office property located near the John Wayne Airport in Irvine, California, for a total price of approximately $103.2 million. Completed in 2007, the building encompasses approximately 272,000 square feet and was 95.9% occupied as of June 30, 2010.

On June 30, 2010, the company closed on the acquisition of three office buildings totaling 191,000 square feet in the Mission Valley submarket of San Diego for approximately $52.6 million. The company assumed the existing secured debt on the property totaling $52 million. The buildings were 80.9% occupied at June 30, 2010.

The company funded the acquisitions with the proceeds of recently completed public equity and private debt offerings, as well as with borrowings under its existing unsecured revolving credit facility. The company incurred acquisition related expenses of approximately $1.0 million, or $0.02 per share, in the second quarter of 2010.

On May 24, 2010, the company completed a $250 million senior unsecured note offering. The notes pay interest semi-annually at a rate of 6.625% per annum and mature on June 1, 2020. The company incurred approximately $0.9 million, or $0.02 per share, of higher interest expense related to the timing difference between receiving the proceeds from the note offering and purchasing the company’s exchangeable notes pursuant to the tender offer.

“While our earnings were negatively impacted by our recent tender offer and related debt financing, the performance of our core portfolio continues to improve with our stabilized occupancy up to 85.1% from 82.8% last quarter,” said John B. Kilroy, Jr., KRC’s president and chief executive officer. “We continue to see good leasing momentum in a mixed real estate market and believe our recent acquisitions will generate long-term value to the company.”

KRC management will discuss updated earnings guidance for fiscal 2010 during the company’s August 3, 2010 earnings conference call. The call will begin at 11:00 a.m. Pacific time and last approximately one hour. Those interested in listening via the Internet can access the conference call at www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (888) 713-4214, reservation # 65313202. A replay of the conference call will be available via phone through August 17, 2010 at (888) 286-8010, reservation # 62635217, or via the Internet at the company’s website.

Some of the information presented in this release is forward looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty’s expectations are set forth as risk factors in the company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; Kilroy Realty’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs, including utility costs; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget; the demand for office space in markets in which Kilroy Realty has a presence; and risks detailed from time to time in the company’s SEC reports, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, Kilroy Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a real estate investment trust active in the office and industrial property sectors of California. For over 60 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego and the San Francisco Bay Area. At June 30, 2010, the company owned 10.1 million rentable square feet of commercial office space and 3.7 million rentable square feet of industrial space. More information is available at www.kilroyrealty.com.

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KILROY REALTY CORPORATION

SUMMARY QUARTERLY RESULTS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2010	Three Months Ended June 30, 2009	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009
Revenues	$72,416	$71,050	$139,235	$143,561
Net (loss) income available to common stockholders	$(1,783)	$9,117	$3,103	$16,692
Weighted average common shares outstanding - basic	50,297	35,965	46,674	34,405
Weighted average common shares outstanding - diluted	50,297	35,965	46,678	34,431
Net (loss) income available to common stockholders per share - basic	$(0.04)	$0.25	$0.05	$0.48
Net (loss) income available to common stockholders per share - diluted	$(0.04)	$0.25	$0.05	$0.47
Funds From Operations (1), (2)	$21,658	$30,331	$47,464	$59,290
Weighted average common shares/units outstanding - basic (3)	52,884	38,495	49,240	36,875
Weighted average common shares/units outstanding - diluted (3)	52,889	38,495	49,243	36,902
Funds From Operations per common share/unit - basic (3)	$0.41	$0.79	$0.96	$1.61
Funds From Operations per common share/unit - diluted (3)	$0.41	$0.79	$0.96	$1.61
Common shares outstanding at end of period			52,296	43,149
Common partnership units outstanding at end of period			1,723	1,723

Total common shares and units outstanding at end of period			54,019	44,872

			June 30, 2010	June 30, 2009
Stabilized portfolio occupancy rates:
Office			85.7%	83.5%
Industrial			83.3%	90.2%

Weighted average total			85.1%	85.5%
Los Angeles and Ventura Counties			93.3%	89.9%
San Diego			81.5%	80.9%
Orange County			81.7%	87.6%
San Francisco			89.7%	—

Weighted average total			85.1%	85.5%
Total square feet of stabilized properties owned at end of period:
Office			10,089	8,651
Industrial			3,654	3,655

Total			13,743	12,306

(1)	Reconciliation of Net Income Available to Common Stockholders to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.
(2)	Reported amounts are attributable to common stockholders and common unitholders.
(3)	Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2010	December 31, 2009
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$434,792	$335,932
Buildings and improvements	2,247,549	1,920,543
Undeveloped land and construction in progress	271,268	263,608

Total real estate held for investment	2,953,609	2,520,083
Accumulated depreciation and amortization	(644,246)	(605,976)

Total real estate assets, net	2,309,363	1,914,107
Cash and cash equivalents	29,428	9,883
Restricted cash	3,485	2,059
Marketable securities	4,087	3,452
Current receivables, net	3,739	3,236
Deferred rent receivables, net	79,813	74,392
Note receivable	10,603	10,679
Deferred leasing costs and acquisition-related intangible assets, net	98,466	51,832
Deferred financing costs, net	10,078	8,334
Prepaid expenses and other assets, net	7,447	6,307

TOTAL ASSETS	$2,556,509	$2,084,281

LIABILITIES, NONCONTROLLING INTEREST AND EQUITY
LIABILITIES:
Secured debt	$316,570	$294,574
Exchangeable senior notes, net	296,660	436,442
Unsecured senior notes, net	391,888	144,000
Unsecured line of credit	150,000	97,000
Accounts payable, accrued expenses and other liabilities	57,792	52,533
Accrued distributions	20,395	17,136
Deferred revenue and acquisition-related intangible liabilities, net	71,651	66,890
Rents received in advance and tenant security deposits	25,849	18,230

Total liabilities	1,330,805	1,126,805

NONCONTROLLING INTEREST:
7.45% Series A cumulative redeemable preferred units of the Operating Partnership	73,638	73,638
EQUITY:
Stockholders’ Equity
7.80% Series E Cumulative Redeemable Preferred stock	38,425	38,425
7.50% Series F Cumulative Redeemable Preferred stock	83,157	83,157
Common stock	523	431
Additional paid-in capital	1,208,716	913,657
Distributions in excess of earnings	(211,555)	(180,722)

Total stockholders’ equity	1,119,266	854,948

Noncontrolling Interest
Common units of the Operating Partnership	32,800	28,890

Total equity	1,152,066	883,838

TOTAL LIABILITIES, NONCONTROLLING INTEREST AND EQUITY	$2,556,509	$2,084,281

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2010	Three Months Ended June 30, 2009	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009
REVENUES:
Rental income	$65,038	$62,598	$125,694	$125,662
Tenant reimbursements	6,483	7,403	12,201	15,055
Other property income	895	1,049	1,340	2,844

Total revenues	72,416	71,050	139,235	143,561

EXPENSES:
Property expenses	14,543	12,582	26,563	24,912
Real estate taxes	6,482	6,143	12,518	12,272
Provision for bad debts	(12)	(1,272)	14	152
Ground leases	370	432	312	829
General and administrative expenses	6,728	7,308	13,823	14,361
Acquisition-related expenses	957	—	1,270	—
Depreciation and amortization	23,722	23,470	44,660	44,640

Total expenses	52,790	48,663	99,160	97,166

OTHER (EXPENSES) INCOME:
Interest income and other net investment (losses) gains	(18)	503	366	573
Interest expense	(13,088)	(11,897)	(25,044)	(24,115)
Loss on early extinguishment of debt	(4,564)	—	(4,564)	—

Total other (expenses) income	(17,670)	(11,394)	(29,242)	(23,542)
INCOME FROM CONTINUING OPERATIONS	1,956	10,993	10,833	22,853
DISCONTINUED OPERATIONS
Loss from discontinued operations	—	(135)	—	(224)
Net gain on dispositions of discontinued operations	—	2,485	—	2,485

Total income from discontinued operations	—	2,350	—	2,261

NET INCOME	1,956	13,343	10,833	25,114
Net loss (income) attributable to noncontrolling common units of the Operating Partnership	60	(427)	(132)	(824)

NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	2,016	12,916	10,701	24,290
PREFERRED DISTRIBUTIONS AND DIVIDENDS:
Distributions on noncontrolling cumulative redeemable preferred units of the Operating Partnership	(1,397)	(1,397)	(2,794)	(2,794)
Preferred dividends	(2,402)	(2,402)	(4,804)	(4,804)

Total preferred distributions and dividends	(3,799)	(3,799)	(7,598)	(7,598)
NET (LOSS) INCOME AVAILABLE TO COMMON STOCKHOLDERS	$(1,783)	$9,117	$3,103	$16,692

Weighted average common shares outstanding - basic	50,297	35,965	46,674	34,405
Weighted average common shares outstanding - diluted	50,297	35,965	46,678	34,431
Net (loss) income available to common stockholders per share - basic	$(0.04)	$0.25	$0.05	$0.48

Net (loss) income available to common stockholders per share - diluted	$(0.04)	$0.25	$0.05	$0.47

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2010	Three Months Ended June 30, 2009	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009
Net (loss) income available to common stockholders	$(1,783)	$9,117	$3,103	$16,692
Adjustments:
Net (loss) income attributable to noncontrolling common units of the Operating Partnership	(60)	427	132	824
Depreciation and amortization of real estate assets	23,501	23,272	44,229	44,259
Net gain on dispositions of discontinued operations	—	(2,485)	—	(2,485)

Funds From Operations (1)	$21,658	$30,331	$47,464	$59,290

Weighted average common shares/units outstanding - basic	52,884	38,495	49,240	36,875
Weighted average common shares/units outstanding - diluted	52,889	38,495	49,243	36,902
Funds From Operations per common share/unit - basic (2)	$0.41	$0.79	$0.96	$1.61

Funds From Operations per common share/unit - diluted (2)	$0.41	$0.79	$0.96	$1.61

(1)	The company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Management believes that FFO is a useful supplemental measure of the company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of the company’s operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the company’s properties, which are significant economic costs and could materially impact the company’s results from operations.

(2)	Reported amounts are attributable to common stockholders and common unitholders.